Exhibit 99.1

CONTACT:

Cambridge Bancorp

Michael F. Carotenuto

Chief Financial Officer

617-520-5520

FOR IMMEDIATE RELEASE

Cambridge Bancorp Announces Third Quarter 2017 Earnings and Declares Dividend

CAMBRIDGE, MA. (October 19, 2017) - Cambridge Bancorp (NASDAQ: CATC) (the “Company”), the parent of Cambridge Trust Company, today announced unaudited net income of $5,010,000 for the third quarter of 2017, representing an increase of $435,000, or 9.5%, compared to net income of $4,575,000 for the same quarter in 2016. Diluted earnings per share were $1.22 for the third quarter of 2017, representing an 8.0% increase over diluted earnings per share of $1.13 for the same quarter in 2016.

For the nine months ended September 30, 2017, unaudited net income was $13,852,000, an increase of $1,379,000, or 11.1%, compared to net income of $12,473,000 for the nine months ended September 30, 2016. Diluted earnings per share were $3.37 for the first nine months of 2017, representing a 9.1% increase over diluted earnings per share of $3.09 for the same period in 2016.

Third quarter 2017 highlights as compared to the third quarter of 2016:

•	Wealth Management Assets under Management and Administration now at $2.9 billion, an increase of 10.0%
•	Revenue of $22.6 million, an increase of 7.0%
•	Loan growth of $43.9 million, or 3.3%
•	Deposit growth of $52.7 million, or 3.2%

“We are pleased to report another quarter of strong earnings growth,” noted Denis K. Sheahan, CEO. “Our strategy of delivering private banking services to our clients continues to position us favorably in the greater Boston market. The Company posted strong profitability metrics for the quarter with annualized return on average assets of 1.05% and annualized return on average shareholders’ equity of 13.84%.”

Balance Sheet

Total assets increased $15.2 million, or 0.8%, from December 31, 2016 and stood at $1.9 billion as of September 30, 2017.

Total loans increased $35.8 million, or 2.7%, from December 31, 2016 and stood at $1.4 billion as of September 30, 2017. The growth in total loans is primarily due to the increase in commercial real estate loans of $15.6 million, from $616.1 million at December 31, 2016 to $631.8 million at September 30, 2017 and the increase in consumer loans of $10.0 million, from $34.9 million at December 31, 2016 to $44.9 million at September 30, 2017.

The Company’s total investment securities portfolio increased by $24.2 million, or 5.9%, from $408.1 million at December 31, 2016 to $432.3 million at September 30, 2017.

Core deposits, which we define as all deposits other than certificates of deposit, increased by $3.1 million, or 0.21%, from December 31, 2016. The cost of total deposits for the nine months ended September 30, 2017 was 0.18%, as compared to 0.21% for the nine months ended September 30, 2016. Total deposits at September 30, 2017 were $1.7 billion, as compared to $1.6 billion at September 30, 2016.

Net Interest and Dividend Income

For the quarter ended September 30, 2017, net interest and dividend income after provision for loan losses increased by $922,000, or 6.9%, to $14.3 million, as compared to $13.4 million for the quarter ended September 30, 2016. Interest on loans increased by $721,000, or 5.8%, primarily driven by the impact of loan growth. The Company’s net interest margin, on a fully tax equivalent basis, increased four basis points to 3.23% for the three months ended September 30, 2017, as compared to 3.19% for the three months ended September 30, 2016.

For the nine months ended September 30, 2017, net interest and dividend income after provision for loan losses, increased by $3.0 million, or 7.7%, to $42.5 million, as compared to $39.4 million for the nine months ended September 30, 2016. Interest on loans increased by $2.3 million, or 6.3%, primarily driven by the impact of loan growth. The Company’s net interest margin, on a fully tax equivalent basis, increased four basis points to 3.24% for the nine months ended September 30, 2017, as compared to 3.20% for the nine months ended September 30, 2016.

Noninterest Income

Total noninterest income increased by $362,000, or 4.8%, to $8.0 million for the quarter ended September 30, 2017, as compared to $7.6 million for the quarter ended September 30, 2016 primarily as a result of increased Wealth Management revenue. Noninterest income was 35.3% of total revenue for the quarter ended September 30, 2017. Wealth Management revenue increased by $650,000, or 11.9%, for the third quarter of 2017, as compared to the third quarter of 2016 due to new business development and market appreciation. Wealth Management Assets under Management increased by $254.2 million, or 9.9%, to $2.8 billion as of September 30, 2017, as compared to $2.6 billion as of December 31, 2016.

Noninterest income increases were partially offset by lower gains on loans held for sale and lower loan related derivative income of $266,000 and $108,000, respectively, for the quarter ended September 30, 2017, as compared to the quarter ended September 30, 2016.

Noninterest Expense

Total noninterest expense increased by $439,000, or 3.1%, to $14.6 million for the quarter ended September 30, 2017, as compared to $14.2 million for the quarter ended September 30, 2016. The increase in salaries and benefits of $446,000 is primarily due to the impact of additional staff to support business initiatives for the quarter ended September 30, 2017, as compared to the quarter ended September 30, 2016. The increase of $300,000 in professional services is mainly due to legal and consulting services primarily related to registration with the U.S. Securities and Exchange Commission for the quarter ended September 30, 2017, as compared to the quarter ended September 30, 2016.

Noninterest expense increases were partially offset by decreases in data processing and lower marketing costs of $168,000 and $108,000, respectively, for the quarter ended September 30, 2017, as compared to September 30, 2016.

Asset Quality

Loan quality remained sound with non-performing loans totaling $1.7 million, or 0.13% of total loans outstanding as of September 30, 2017. The allowance for loan losses was $15.6 million, or 1.15% of total loans outstanding at September 30, 2017, as compared to $15.3 million, or 1.16% of total loans outstanding at year end 2016.

Income Taxes

The effective tax rate was 35.0% for the quarter ended September 30, 2017, as compared to 33.3% for the quarter ended September 30, 2016. For the nine months ended September 30, 2017, the effective tax rate was 33.5%, as compared to 33.2% for the nine months ended September 30, 2016.  During the current year, the Company recognized $219,000 of tax benefit resulting from the adoption of new accounting guidance for share-based payments.

Dividend

On October 16, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.47 per share, which is payable on November 16, 2017 to shareholders of record as of the close of business on November 2, 2017. This represents an increase of $0.01 as compared to $0.46 declared during the fourth quarter of 2016.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 127-year-old Massachusetts chartered commercial bank with $1.9 billion in assets and 11 Massachusetts locations in Cambridge, Boston, Belmont, Concord, Lexington and Weston. Cambridge Trust Company is one of New England’s leaders in wealth management with $2.9 billion in client assets under management and administration. The Wealth Management group maintains offices in Boston, Massachusetts and Concord, Manchester and Portsmouth, New Hampshire.

The accompanying unaudited condensed interim and annual consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Cambridge Bancorp 2016 Annual Report, which is posted in the investor relations section of our website at www.cambridgetrust.com.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. These statements are based on the beliefs and assumptions of management of the Company and its subsidiaries and on the information available to management at the time that these statements were made. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Such statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “forecast,” “estimate,” “intend,” “will,” “would,” “should,” “could,” “may,” or similar words. There are a number of factors, many of which are beyond the Company’s control that could cause actual conditions, events or results to differ materially from those in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes in the interest rate environment, unfavorable or less than favorable changes in general economic conditions (nationally or regionally), our ability to continue to increase loans and deposit growth, increased competitive pressures among depository and other financial institutions, legislative and regulatory changes that adversely affect the businesses in which the Company is engaged, changes in the securities market, and other factors that are described in the Company’s annual report. Readers should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise, except as may be required by law.

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED QUARTERLY RESULTS

September 30, 2017

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(dollar amounts in thousands, except per share data)

Interest and Dividend Income	$15,673	$14,315	$45,447	$42,365
Interest Expense	1,034	795	2,617	2,592
Net Interest and Dividend Income	14,639	13,520	42,830	39,773
Provision for Loan Losses	310	113	360	338
Noninterest Income	7,977	7,615	22,649	21,383
Noninterest Expense	14,602	14,163	44,280	42,155
Income Before Taxes	7,704	6,859	20,839	18,663
Income Taxes	2,694	2,284	6,987	6,190
Net Income	$5,010	$4,575	$13,852	$12,473

Data Per Common Share:
Basic Earnings Per Share	$1.23	$1.13	$3.40	$3.09
Diluted Earnings Per Share	$1.22	$1.13	$3.37	$3.09
Dividends Declared Per Share	$0.47	$0.46	$1.39	$1.38

Avg. Common Shares Outstanding:
Basic	4,037,026	3,996,687	4,027,378	3,982,696
Diluted	4,070,332	4,043,651	4,062,743	4,029,281

Selected Operating Ratios:
Net Interest Margin, FTE	3.23%	3.19%	3.24%	3.20%
Cost of Funds	0.22%	0.18%	0.19%	0.20%
Cost of Interest Bearing Liabilities	0.33%	0.27%	0.28%	0.30%
Cost of Deposits	0.19%	0.19%	0.18%	0.21%
Return on Average Assets	1.05%	1.01%	0.99%	0.94%
Return on Average Equity	13.84%	13.52%	13.25%	12.72%
Efficiency Ratio	64.56%	67.01%	67.62%	68.93%

		September 30,	December 31,	September 30,
		2017	2016	2016

Total Assets		$1,864,231	$1,848,999	$1,801,055
Total Loans		1,355,908	1,320,154	1,312,021
Non-Performing Loans		1,702	1,676	1,574
Allowance for Loan Losses		15,620	15,261	15,537
Allowance to Total Loans		1.15%	1.16%	1.18%
Total Deposits		1,676,918	1,686,038	1,624,264
Total Shareholders’ Equity		146,051	134,671	136,228
Wealth Management AUM		$2,826,984	$2,572,760	$2,542,677
Wealth Management AUM & AUA		$2,932,726	$2,689,103	$2,665,343
Book Value Per Share		$35.78	$33.36	$33.76

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(dollars in thousands, except par value)
Assets
Cash and cash equivalents	$13,668	$54,050
Investment securities
Available for sale, at fair value (amortized cost $215,007 and $329,726, respectively)	212,449	325,641
Held to maturity, at amortized cost (fair value $222,251 and $83,755, respectively)	219,870	82,502
Total investment securities	432,319	408,143
Loans held for sale, at lower of cost or fair value	560	6,506
Loans
Residential mortgage	537,425	534,404
Commercial mortgage	631,752	616,140
Home equity	76,007	75,051
Commercial & Industrial	65,861	59,706
Consumer	44,863	34,853
Total loans	1,355,908	1,320,154
Less: allowance for loan losses	(15,620)	(15,261)
Net loans	1,340,288	1,304,893
Stock in FHLB of Boston, at cost	4,938	4,098
Bank owned life insurance	30,947	30,499
Banking premises and equipment, net	9,502	10,451
Deferred income taxes, net	13,392	13,693
Accrued interest receivable	4,899	4,627
Other assets	13,718	12,039
Total assets	$1,864,231	$1,848,999
Liabilities
Deposits
Demand	$465,970	$472,923
Interest bearing checking	387,343	430,706
Money market	64,232	72,057
Savings	600,475	539,190
Certificates of deposit	158,898	171,162
Total deposits	1,676,918	1,686,038
Short-term borrowings	11,500	—
Long-term borrowings	3,621	3,746
Other liabilities	26,141	24,544
Total liabilities	1,718,180	1,714,328
Shareholders’ Equity
Common stock, par value $1.00; Authorized 10,000,000 shares; Outstanding: 4,082,188 shares and 4,036,879 shares, respectively	4,082	4,037
Additional paid-in capital	35,435	33,253
Retained earnings	115,048	107,262
Accumulated other comprehensive loss	(8,514)	(9,881)
Total shareholders’ equity	146,051	134,671
Total liabilities and shareholders’ equity	$1,864,231	$1,848,999

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$13,038	$12,322	$37,966	$35,796
Interest on tax-exempt loans	121	116	391	293
Interest on taxable investment securities	1,712	1,115	4,762	3,979
Interest on tax-exempt investment securities	641	688	1,966	2,071
Dividends on FHLB of Boston stock	107	52	192	132
Interest on overnight investments	54	22	170	94
Total interest and dividend income	15,673	14,315	45,447	42,365
Interest expense
Interest on deposits	809	769	2,183	2,526
Interest on borrowed funds	225	26	434	66
Total interest expense	1,034	795	2,617	2,592
Net interest and dividend income	14,639	13,520	42,830	39,773
Provision for loan losses	310	113	360	338
Net interest and dividend income after provision for loan losses	14,329	13,407	42,470	39,435
Noninterest income
Wealth management revenue	6,131	5,481	17,077	15,026
Deposit account fees	768	766	2,387	2,134
ATM/Debit card income	334	285	879	852
Bank owned life insurance income	139	149	448	474
Gain (loss) on disposition of investment securities	—	3	(3)	438
Gain on loans held for sale	39	305	324	591
Loan related derivative income	284	392	647	1,191
Other income	282	234	890	677
Total noninterest income	7,977	7,615	22,649	21,383
Noninterest expense
Salaries and employee benefits	9,066	8,620	27,211	25,431
Occupancy and equipment	2,358	2,278	6,936	7,029
Data processing	1,111	1,279	3,830	3,744
Professional services	954	654	2,650	1,857
Marketing	355	463	1,098	1,388
FDIC Insurance	154	176	466	628
Other expenses	604	693	2,089	2,078
Total noninterest expense	14,602	14,163	44,280	42,155
Income before income taxes	7,704	6,859	20,839	18,663
Income tax expense	2,694	2,284	6,987	6,190
Net income	$5,010	$4,575	$13,852	$12,473
Share data
Weighted average number of shares outstanding, basic	4,037,026	3,996,687	4,027,378	3,982,696
Weighted average number of shares outstanding, diluted	4,070,332	4,043,651	4,062,743	4,029,281
Basic earnings per share	$1.23	$1.13	$3.40	$3.09
Diluted earnings per share	$1.22	$1.13	$3.37	$3.09

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Three Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$1,330,390	$13,038	3.89%	$1,279,457	$12,322	3.83%
Tax-exempt	14,950	186	4.94	18,147	179	3.92
Securities available for sale (3)
Taxable	226,164	902	1.58	322,032	1,105	1.37
Securities held to maturity
Taxable	154,129	810	2.08	900	10	4.42
Tax-exempt	80,717	986	4.85	84,235	1,058	5.00
Cash and due from banks	28,863	54	0.74	28,898	22	0.30
Total interest-earning assets (4)	1,835,213	15,976	3.45%	1,733,669	14,696	3.37%
Non interest-earning assets	75,753			75,204
Allowance for loan losses	(15,451)			(15,456)
Total assets	$1,895,515			$1,793,417
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$381,652	$46	0.05%	$365,012	$15	0.02%
Savings accounts	573,332	376	0.26	543,069	346	0.25
Money market accounts	69,437	26	0.15	86,572	33	0.15
Certificates of deposit	164,547	361	0.87	176,412	375	0.85
Total interest-bearing deposits	1,188,968	809	0.27	1,171,065	769	0.26
Other borrowed funds	67,126	225	1.33	8,428	26	1.23
Total interest-bearing liabilities	1,256,094	1,034	0.33%	1,179,493	795	0.27%
Non-interest-bearing liabilities
Demand deposits	470,016			455,365
Other liabilities	25,775			23,924
Total liabilities	1,751,885			1,658,782
Shareholders’ equity	143,630			134,635
Total liabilities & shareholders’ equity	$1,895,515			$1,793,417
Net interest income on a fully taxable equivalent basis		14,942			13,901
Less taxable equivalent adjustment		(410)			(433)
Net interest income		$14,532			$13,468
Net interest spread (5)			3.13%			3.10%
Net interest margin (6)			3.23%			3.19%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 35%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance and dividend income is excluded from interest-earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Nine Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$1,312,432	$37,966	3.87%	$1,230,571	$35,796	3.89%
Tax-exempt	15,917	601	5.05	14,928	450	4.03
Securities available for sale (3)
Taxable	261,106	3,158	1.62	340,355	3,942	1.55
Securities held to maturity
Taxable	101,819	1,604	2.11	1,047	37	4.72
Tax-exempt	82,023	3,024	4.93	82,763	3,186	5.14
Cash and due from banks	35,746	170	0.64	37,514	94	0.33
Total interest-earning assets (4)	1,809,043	46,523	3.44%	1,707,178	43,505	3.40%
Non interest-earning assets	73,733			73,801
Allowance for loan losses	(15,352)			(15,321)
Total assets	$1,867,424			$1,765,658
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$395,759	$84	0.03%	$362,373	$66	0.02%
Savings accounts	557,442	951	0.23	536,182	1,252	0.31
Money market accounts	71,044	79	0.15	78,584	100	0.17
Certificates of deposit	168,136	1,069	0.85	176,123	1,108	0.84
Total interest-bearing deposits	1,192,381	2,183	0.24	1,153,262	2,526	0.29
Other borrowed funds	45,970	434	1.26	6,169	66	1.43
Total interest-bearing liabilities	1,238,351	2,617	0.28%	1,159,431	2,592	0.30%
Non-interest-bearing liabilities
Demand deposits	464,217			453,251
Other liabilities	25,032			21,968
Total liabilities	1,727,600			1,634,650
Shareholders’ equity	139,824			131,008
Total liabilities & shareholders’ equity	$1,867,424			$1,765,658
Net interest income on a fully taxable equivalent basis		43,906			40,913
Less taxable equivalent adjustment		(1,268)			(1,272)
Net interest income		$42,638			$39,641
Net interest spread (5)			3.16%			3.11%
Net interest margin (6)			3.24%			3.20%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 35%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance and dividend income is excluded from interest-earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.